Media Contact:	Investor Relations Contact:
Leo Tignini	Michael Picariello
Commvault	Commvault
732-728-5378 ltignini@commvault.com @leotignini	732-728-5380 ir@commvault.com

COMMVAULT REPORTS TRANSFORMATION PROGRESS

-- Company Provides Update to Commvault Advance Strategic Transformation --

-- Introduces New Reporting Metrics to Track Accelerating Subscription Revenue Transition --

-- Announces 25%+ Non-GAAP Operating Margin Target for FY2021 --

Tinton Falls, N.J. – October 30, 2018 - Commvault (NASDAQ: CVLT), a global leader in enterprise backup, recovery, archive, the cloud and data management across any hybrid environment, today provided an update on the progress of Commvault Advance, a multi-pronged transformation initiative spanning a series of actions designed to drive improved business performance.
The core of Commvault Advance is to simplify the business, drive improved and sustainable revenue growth, and improve profitability through increasing operating leverage. Commvault Advance began implementation internally nearly 18 months ago with an agenda of product development enhancements designed to make products more powerful and simple, continued with strategic partner actions in 2017 and 2018, and is most recently evidenced by reorganization and restructuring efforts in fiscal 2018. It was publicly announced at the beginning of the company's new fiscal year, starting April 1, 2018.
“We have made substantial progress across a range of initiatives in the Commvault Advance transformation, which has been a journey designed to position the company for its next phase of growth and profitability,” said N. Robert Hammer, Commvault Chairman, President and CEO. “We have re-focused the business to be a ‘partner of choice’ to an expanded distribution and alliance ecosystem, showcased Commvault innovation to again lead the market, and aligned resources to improve go-to-market effectiveness, and capitalize on our opportunities to create improved value for shareholders, partners and customers alike.”
Commvault today announced that it has made significant progress toward achieving Commvault Advance objectives, including:
• Significant sales and marketing resource moves in support of a partner-led strategy, with a material portion of field resources being re-deployed in support of partner routes to market.

• Commvault Advance prioritized improvements to the company’s bottom line performance, efforts which have shown substantial progress since being first announced in May 2018: The Company successfully completed a first round of cost reductions, with actions worldwide that reduced, consolidated and aligned resources across all functional areas. These efforts included an examination of contracted and full-time resources, T & E, and third-party expenses and resulted in a 61% increase in Q2FY19 year-over-year non-GAAP(1) operating income.
• Commvault also reported substantial progress on a series of strategic governance initiatives announced as part of Commvault Advance  and in agreement with Elliott Management: Commvault and its Board of Directors have initiated a CEO search, which is on track and well underway; appointed two new independent members to its Board (in addition to two other new independent directors appointed by the Company on its own); formed an operations committee of the board whose work is ongoing; and has engaged and successfully completed projects with an outside strategic consultant focused on company operations and go-to-market – activities all designed to identify additional opportunities for improvement and value creation.
Commvault Delivers on Partner-Led Strategy
Commvault said additional progress had been made under Commvault Advance in the focus on a partner-led business model:
• In addition to the resource shifts that established robust route-to-market teams, Commvault launched a new Partner Success Desk, an improved Quote Center, a strong new Partner Demand Center, and updated its Partner Portal, all in a multi-pronged effort to demonstrate its commitment to being a strong and committed partner for its expanding ecosystem. Those efforts were underscored by the hiring of known partner-facing executives (live link to latest release) into global leadership roles.
• Commvault said its partner-led initiatives were creating momentum: the company continued to announce new and enhanced strategic partnerships like those with NetApp, HPE, Cisco, IBM, Alibaba, and Huawei); partners applauded the timeliness of Commvault’s offerings for GDPR use cases; and the company’s first partner summit was over-subscribed with more than 400 participants.
• Since the public launch of Commvault Advance, the company has smartly consolidated its leading backup & recovery and data management portfolio from 20 to 6 SKUs into four core products (Commvault Complete Backup & Recovery, Commvault HyperScale, Commvault Orchestrate and Commvault Activate); simplified its pricing structure and competitiveness; and streamlined the process to take products to market from development through to sales. The result: Commvault’s products are easier for customer to buy and easier for partners to sell.

“I couldn't be more impressed with the energy and commitment I see from Commvault and its partner leaders who are not just saying they are more partner friendly they have committed real resources, people and programs to make it easier to sell Commvault solutions,” said Vincent Chang, President, Arrowsoft Solutions. “And not only has Commvault demonstrated commitment to their ecosystem at all levels, at Commvault GO they again raised the bar on innovation with products and enhancements that outpace their competitors.”

(1) See our financial press release from October 30, 2018 for an explanation and reconciliation of non-GAAP operating income

Commvault Accelerates Subscription Revenue Model Transition

Beginning in fiscal 2018, Commvault began transitioning a significant portion of revenue to subscription pricing models. The company believes this transition has benefits to both customers and Commvault. Market feedback has been strongly positive, as many customers report that consumption-based pricing, such as a subscription arrangement, is very high on their list of prerequisites for a data management solution.
As part of the subscription revenue model transition, Commvault is introducing new reporting metrics to track the growth of its subscription revenue and repeatable revenue streams. Approximately 71% of Q2FY19 total revenue was repeatable in nature, and repeatable revenue has been consistently growing in excess of legacy pricing models (up 22% year-over-year in Q2FY19). The recent growth of repeatable revenue streams has been driven by subscription software and products revenue. Subscription arrangements represented a record 43% of software and products revenue in Q2FY19. Additionally, Commvault is introducing a subscription and utility annual contract value (ACV) metric to enable visibility into the growth of its subscription and utility based pricing business. In Q2FY19, subscription and utility ACV grew approximately 90% year-over-year to $76 million. Commvault expects subscription and utility ACV to grow to approximately $240 million by FY2021.
Multi-Year Business Model Transformation
As a result of the Commvault Advance initiatives, Commvault is releasing a new multi-year business plan with revenue and non-GAAP operating margin targets, including:
• Revenue growth of approximately 2% in FY2019, driven by a combination of continued subscription revenue headwinds and temporary disruption from the transformational changes
• Revenue growth of approximately 9% in FY2020 and FY2021 as the partner-led strategy gains momentum and subscription revenue streams continue to build
• Non-GAAP operating margin targets of approximately 20% in FY2020 and 25%+ in FY2021 based on targeted cost actions and ongoing efficiency initiatives to drive productivity
Additionally, on October 18, 2018, the Board of Directors authorized an increase to the repurchase program so that $200 million is available for ongoing repurchases and they extended the expiration date of the program to March 31, 2020.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,500 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

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Safe Harbor Statement: Customers' results may differ materially from those stated herein; Commvault does not guarantee that all customers can achieve benefits similar to those stated above. This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

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